Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-216814 on Form S-3 and Registration Statement No. 333-210592 on Form S-8 of our reports dated February 28, 2018 relating to the consolidated financial statements of AveXis, Inc. and the effectiveness of AveXis, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of AveXis, Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 28, 2018